Exhibit 99.1

McKESSON REPORTS FISCAL 2020 THIRD QUARTER RESULTS

Third Quarter Highlights, Year-over-Year:

•	Consolidated revenues of $59.2 billion, reflecting 5% growth.

•	Earnings per diluted share decreased 56% to $1.06.

•	Adjusted Earnings per diluted share of $3.81, an increase of 12%.

Fiscal 2020 Guidance:

•	Reaffirmed fiscal 2020 Adjusted Earnings per diluted share guidance range of $14.60 to $14.80; previously raised from $14.00 to $14.60 on January 13, 2020.

IRVING, Texas, February 4, 2020 - McKesson Corporation (NYSE:MCK) today reported results for the third quarter ended December 31, 2019.

Fiscal 2020 Third-Quarter and Year-to-Date Result Summary

	Third Quarter			Year-to-Date
($ in millions, except per share amounts)	FY20	FY19	Change	FY20	FY19	Change
Revenues	$59,172	$56,208	5%	$172,516	$161,890	7%
Income / (loss) from continuing operations[1]	191	470	(59)	(109)	829	(113)
Adjusted Earnings[1,2]	685	664	3	1,971	1,967	—
Earnings / (loss) per diluted share[1]	1.06	2.41	(56)	(0.60)	4.17	(114)
Adjusted Earnings per diluted share[1,2]	3.81	3.40	12	10.71	9.89	8
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“We delivered solid operating performance and we are pleased to report third-quarter adjusted earnings results ahead of our expectations,” said Brian Tyler, chief executive officer. “McKesson’s unwavering focus on strategic and operational execution is demonstrated in the adjusted operating profit growth we reported in the third quarter across our core operating segments. Additionally, we have deployed meaningful capital toward share repurchases year-to-date, delivering further value to our shareholders. Our outlook for fiscal 2020 Adjusted EPS remains unchanged from the prior guidance we provided on January 13th, 2020.”

Third-quarter revenues were $59.2 billion, up 5% from a year ago. On an FX-adjusted basis, revenues grew 6%, primarily driven by growth in the U.S. Pharmaceutical and Specialty Solutions segment, largely due to branded pharmaceutical price increases and higher volumes from retail national account customers.

Third-quarter earnings per diluted share of $1.06 included a pre- and post-tax charge of $282 million within our European Pharmaceutical Solutions segment for the remeasurement to fair value of assets and liabilities held for sale related to the expected formation of a new German wholesale joint venture with Walgreens Boots Alliance.

Third-quarter Adjusted Earnings per diluted share was $3.81 compared to $3.40 a year ago, an increase of 12%, primarily driven by growth in the U.S. Pharmaceutical and Specialty Solutions, Medical Surgical and European segments and a lower share count, partially offset by the previously anticipated increase in corporate expenses and a higher tax rate. Prior year third-quarter results included a pre-tax charge of $60 million related to a customer bankruptcy, partially offset by a $17 million pre-tax reversal of an accrued estimated liability related to the New York State Opioid Stewardship Act. Excluding the impact of these prior year items from Adjusted Earnings, third-quarter adjusted results per diluted share increased approximately 7% year-over-year.

For the first nine months of the fiscal year, McKesson returned $2.2 billion of cash to shareholders via $1.9 billion of common stock repurchases and $222 million of dividend payments. During the first nine months of the fiscal year, McKesson used cash from operations of $280 million, and invested $338 million internally, resulting in negative free cash flow of $618 million.

U.S. Pharmaceutical and Specialty Solutions Segment

•
Third-quarter revenues were $46.9 billion, up 6%, driven primarily by branded pharmaceutical price increases and higher volumes from retail national account customers, partially offset by branded to generic conversions.

•
Third-quarter operating profit was $687 million and operating margin was 1.46%. Adjusted operating profit was $658 million, up 11% from a year ago. Prior year third-quarter results included a $60 million pre-tax charge related to a customer bankruptcy, partially offset by a $17 million pre-tax reversal of an accrued estimated liability related to the New York State Opioid Stewardship Act. Excluding the net $43 million impact of these prior year items, adjusted operating profit increased approximately 3%, driven by continued growth in the specialty businesses. Adjusted operating margin was 1.40%, up 6 basis points.

European Pharmaceutical Solutions Segment

•	Third-quarter revenues were $6.9 billion, flat on a reported basis and up 3% on an FX-adjusted basis, driven primarily by growth in the pharmaceutical distribution business.

•
Third-quarter operating loss was ($303 million) and operating margin was (4.37)%, primarily driven by a pre- and post-tax charge of $282 million for the remeasurement to fair value of assets and liabilities held for sale related to the expected formation of a new German wholesale joint venture with Walgreens Boots Alliance. Adjusted operating profit was $80 million, up 16%, and adjusted operating margin was 1.15%. On an FX-adjusted basis, adjusted operating profit was $82 million, up 19%, and adjusted operating margin was 1.16%, up 16 basis points, driven in part by expense rationalization.

Medical-Surgical Solutions Segment

•	Third-quarter revenues were $2.1 billion, up 6%, driven primarily by growth in the Primary Care business, largely due to higher pharmaceutical volumes and an early start to influenza season.

•
Third-quarter operating profit was $124 million and operating margin was 5.79%. Adjusted operating profit was $184 million, up 8%, and adjusted operating margin was 8.59%, up 14 basis points. The year-over-year increase primarily reflects organic growth in the Primary Care business.

Other remaining businesses

•	Third-quarter revenues were $3.2 billion, up 6% on a reported basis and up 5% on an FX-adjusted basis, primarily driven by growth in the Canadian business.

•
Third-quarter operating profit was $61 million. Adjusted operating profit was $214 million, down 4% on both a reported and FX-adjusted basis, as increased investment spend within the MRxTS business was partially offset by growth in the Canadian business.

Company Updates

•
On February 4, 2020, McKesson’s wholly-owned subsidiary, PF2 SpinCo, Inc., filed a registration statement with the Securities and Exchange Commission (SEC) relating to a potential exit of the company from its investment in the Change Healthcare joint venture.

•	McKesson was selected by the Department of Veterans Affairs to continue to serve as the prime pharmaceutical provider when the current contract expires in August 2020.

•
On December 12, 2019, McKesson and Walgreens Boots Alliance announced an agreement to create a joint venture that is expected to combine their respective pharmaceutical wholesale businesses in Germany.

•
For the seventh year in a row, McKesson was honored as one of the “Best Places to Work for LGBTQ Equality” by the Human Rights Campaign (HRC) Foundation, achieving 100 percent on the HRC’s 2020 Corporate Equality Index (CEI).

•	McKesson appointed Nancy Flores as Executive Vice President, Chief Information and Technology Officer effective January 13, 2020, following Kathy McElligott’s announced retirement.

Fiscal 2020 Outlook

•	McKesson reaffirmed fiscal 2020 Adjusted Earnings per diluted share guidance range of $14.60 to $14.80, which was previously narrowed and raised from $14.00 to $14.60 on January 13, 2020.

Conference Call Details
The company has scheduled a conference call for today, Tuesday, February 4th at 8:00 AM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. The conference call can also be accessed by dialing 786-815-8297. The password is ‘McKesson’. A telephonic replay of this conference call will be available for 14 calendar days. For individuals wishing to listen to the replay, the dial-in number is 404-537-3406 and the pass code is 6206708. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Earnings, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, such as references to the expected joint venture in Germany, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: changes in the healthcare industry and regulatory environment; fluctuations in foreign currency exchange rates; the impact of the Change Healthcare joint venture on the company’s results of operations; the company’s ability to manage and complete divestitures and distributions; material adverse resolution of pending legal proceedings, including those related to the distribution of controlled substances; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; and the potential inadequacy of insurance to cover property loss or liability claims.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

###

Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Revenues	$59,172	$56,208	5%	$172,516	$161,890	7%
Cost of Sales	(56,139)	(53,238)	5	(163,829)	(153,337)	7
Gross Profit	3,033	2,970	2	8,687	8,553	2
Operating Expenses (1) (2) (3)	(2,535)	(2,156)	18	(6,861)	(6,219)	10
Goodwill Impairment Charges (4)	(2)	(21)	(90)	(2)	(591)	(100)
Restructuring, Impairment and Related Charges (5)	(136)	(110)	24	(204)	(288)	(29)
Total Operating Expenses	(2,673)	(2,287)	17	(7,067)	(7,098)	—
Operating Income	360	683	(47)	1,620	1,455	11
Other Income (Expense), Net (6) (7)	26	84	(69)	(15)	144	(110)
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (8) (9) (10)	(28)	(50)	(44)	(1,478)	(162)	812
Interest Expense	(64)	(67)	(4)	(184)	(194)	(5)
Income (Loss) from Continuing Operations Before Income Taxes	294	650	(55)	(57)	1,243	(105)
Income Tax Benefit (Expense) (11)	(47)	(123)	(62)	111	(245)	(145)
Income from Continuing Operations	247	527	(53)	54	998	(95)
Income (Loss) from Discontinued Operations, Net of Tax	(5)	(1)	400	(12)	1	NM
Net Income	242	526	(54)	42	999	(96)
Net Income Attributable to Noncontrolling Interests	(56)	(57)	(2)	(163)	(169)	(4)
Net Income (Loss) Attributable to McKesson Corporation	$186	$469	(60)%	$(121)	$830	(115)%

Earnings (Loss) Per Common Share Attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$1.06	$2.41	(56)%	$(0.60)	$4.17	(114)%
Discontinued operations	(0.03)	(0.01)	200	(0.06)	0.01	(700)
Total	$1.03	$2.40	(57)%	$(0.66)	$4.18	(116)%

Basic
Continuing operations	$1.06	$2.42	(56)%	$(0.60)	$4.19	(114)%
Discontinued operations	(0.02)	(0.01)	100	(0.06)	—	NM
Total	$1.04	$2.41	(57)%	$(0.66)	$4.19	(116)%
Dividends Declared per Common Share	$0.41	$0.39		$1.21	$1.12

Weighted Average Common Shares
Diluted	180	195	(8)%	183	199	(8)%
Basic	179	194	(8)	183	198	(8)

(a)	Certain computations may reflect rounding adjustments.

(b)	Net loss per diluted share for the nine months ended December 31, 2019 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For additional disclosures, refer to our applicable filings with the SEC, including our Quarterly Reports on Form 10-Q for fiscal 2020 and 2019 as well as our Annual Report on Form 10-K for fiscal 2019.

Schedule 2A

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31, 2019									Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)		As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross Profit	$3,033	$—	$—	$(66)	$(22)	$—	$—	$2,945		2%	4%
Total Operating Expenses (3) (5)	$(2,673)	$113	$324	$—	$—	$136	$23	$(2,077)		17%	3%
Other Income, Net	$26	$1	$2	$—	$—	$—	$10	$39		(69)%	39%
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (10)	$(28)	$63	$15	$—	$—	$—	$1	$51		(44)%	(2)%
Income from Continuing Operations Before Income Taxes	$294	$177	$341	$(66)	$(22)	$136	$34	$894		(55)%	5%
Income Tax Expense (11)	$(47)	$(43)	$(34)	$17	$6	$(21)	$(31)	$(153)		(62)%	18%
Income from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$191	$134	$307	$(49)	$(16)	$115	$3	$685		(59)%	3%
Earnings per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b)	$1.06	$0.75	$1.71	$(0.27)	$(0.09)	$0.64	$0.01	$3.81	(c)	(56)%	12%
Diluted Weighted Average Common Shares	180	180	180	180	180	180	180	180		(8)%	(8)%

	Three Months Ended December 31, 2018
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross Profit	$2,970	$—	$—	$(21)	$(104)	$—	$—	$2,845
Total Operating Expenses (5)	$(2,287)	$122	$27	$—	$—	$110	$21	$(2,007)
Other Income, Net (7)	$84	$—	$—	$—	$—	$—	$(56)	$28
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (10)	$(50)	$75	$25	$—	$—	$—	$2	$52
Income from Continuing Operations Before Income Taxes	$650	$197	$52	$(21)	$(104)	$110	$(33)	$851
Income Tax Expense (11)	$(123)	$(50)	$(13)	$6	$27	$(18)	$41	$(130)
Income from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$470	$147	$39	$(15)	$(77)	$92	$8	$664
Earnings per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b)	$2.41	$0.76	$0.20	$(0.08)	$(0.39)	$0.47	$0.03	$3.40
Diluted Weighted Average Common Shares	195	195	195	195	195	195	195	195

(a)
Calculated as "Net Income (Loss) Attributable to McKesson Corporation" less "Income (Loss) from Discontinued Operations, Net of Tax" as presented in the Condensed Consolidated Statements of Operations - GAAP.

(b)	Certain computations may reflect rounding adjustments.

(c)	Adjusted Earnings per diluted share on an FX-Adjusted basis for the third quarter of fiscal 2020 was $3.82, which excludes the foreign currency exchange effect of $0.01.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Nine Months Ended December 31, 2019									Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)		As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross Profit	$8,687	$—	$—	$(114)	$(22)	$(5)	$—	$8,546		2%	2%
Total Operating Expenses (2) (3) (5)	$(7,067)	$343	$357	$—	$—	$204	$109	$(6,054)		—%	3%
Other Income (Expense), Net (6)	$(15)	$1	$5	$—	$—	$—	$133	$124		(110)%	39%
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (8) (9) (10)	$(1,478)	$203	$305	$—	$—	$—	$1,168	$198		812%	15%
Income (Loss) from Continuing Operations Before Income Taxes	$(57)	$547	$667	$(114)	$(22)	$199	$1,410	$2,630		(105)%	3%
Income Tax Benefit (Expense) (11)	$111	$(130)	$(117)	$29	$6	$(36)	$(359)	$(496)		(145)%	16%
Income (Loss) from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$(109)	$417	$550	$(85)	$(16)	$163	$1,051	$1,971		(113)%	—%
Earnings (Loss) Per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b) (c)	$(0.60)	$2.27	$2.99	$(0.46)	$(0.09)	$0.89	$5.72	$10.71	(d)	(114)%	8%
Diluted Weighted Average Common Shares	183	184	184	184	184	184	184	184		(8)%	(8)%

	Nine Months Ended December 31, 2018
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Transaction- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring, Impairment and Related Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross Profit	$8,553	$—	$1	$(64)	$(139)	$—	$—	$8,351
Total Operating Expenses (1) (4) (5)	$(7,098)	$364	$84	$—	$—	$288	$508	$(5,854)
Other Income, Net (7)	$144	$1	$—	$—	$—	$—	$(56)	$89
Equity Earnings and Charges from Investment in Change Healthcare Joint Venture (10)	$(162)	$229	$99	$—	$—	$—	$6	$172
Income from Continuing Operations Before Income Taxes	$1,243	$594	$184	$(64)	$(139)	$288	$458	$2,564
Income Tax Expense (11)	$(245)	$(148)	$(46)	$17	$36	$(44)	$2	$(428)
Income from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (a)	$829	$446	$138	$(47)	$(103)	$244	$460	$1,967
Earnings Per Diluted Common Share from Continuing Operations, Net of Tax, Attributable to McKesson Corporation (b)	$4.17	$2.24	$0.69	$(0.24)	$(0.52)	$1.23	$2.32	$9.89
Diluted Weighted Average Common Shares	199	199	199	199	199	199	199	199

(a)
Calculated as "Net Income (Loss) Attributable to McKesson Corporation" less "Income (Loss) from Discontinued Operations, Net of Tax" as presented in the Condensed Consolidated Statements of Operations - GAAP.

(b)	Certain computations may reflect rounding adjustments.

(c)
We calculate GAAP net loss per diluted share for the nine months ended December 31, 2019 using a weighted average of 183 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate Adjusted Earnings per diluted share (Non-GAAP) for the nine months ended December 31, 2019 on a fully diluted basis, using a weighted average of 184 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any cross-footing differences in those items are due to different weighted average share counts.

(d)	Adjusted Earnings per diluted share on an FX-Adjusted basis for fiscal 2020 was $10.74, which excludes the foreign currency exchange effect of $0.03.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,
	2019			2018			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)		FX-Adjusted (GAAP)		FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$46,923	$—	$46,923	$44,279	$—	$44,279	$—	$46,923	$—	$46,923	6%		6%		6%		6%
European Pharmaceutical Solutions	6,931	—	6,931	6,911	—	6,911	168	7,099	168	7,099	—		—		3		3
Medical-Surgical Solutions	2,141	—	2,141	2,012	—	2,012	—	2,141	—	2,141	6		6		6		6
Other (a)	3,177	—	3,177	3,006	—	3,006	(7)	3,170	(7)	3,170	6		6		5		5
Revenues	$59,172	$—	$59,172	$56,208	$—	$56,208	$161	$59,333	$161	$59,333	5%		5%		6%		6%

OPERATING PROFIT (5)
U.S. Pharmaceutical and Specialty Solutions	$687	$(29)	$658	$671	$(78)	$593	$—	$687	$—	$658	2%		11%		2%		11%
European Pharmaceutical Solutions (3)	(303)	383	80	26	43	69	(3)	(306)	2	82	NM		16		NM		19
Medical-Surgical Solutions	124	60	184	136	34	170	—	124	—	184	(9)		8		(9)		8
Other (a) (7) (10)	61	153	214	74	150	224	2	63	1	215	(18)		(4)		(15)		(4)
Operating Profit	569	567	1,136	907	149	1,056	(1)	568	3	1,139	(37)		8		(37)		8
Corporate	(211)	33	(178)	(190)	52	(138)	(1)	(212)	—	(178)	11		29		12		29
Income from Continuing Operations Before Interest Expense and Income Taxes	$358	$600	$958	$717	$201	$918	$(2)	$356	$3	$961	(50)%		4%		(50)%		5%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.46%		1.40%	1.52%		1.34%		1.46%		1.40%	(6	) bp	6	bp	(6	) bp	6	bp
European Pharmaceutical Solutions	(4.37)		1.15	0.38		1.00		(4.31)		1.16	(475)		15		(469)		16
Medical-Surgical Solutions	5.79		8.59	6.76		8.45		5.79		8.59	(97)		14		(97)		14

(a)
Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit for Other includes equity earnings and charges from investment in Change Healthcare Joint Venture.

NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2019			2018			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	Foreign Currency Effects	FX-Adjusted	Foreign Currency Effects	FX-Adjusted	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)	FX-Adjusted (GAAP)		FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical and Specialty Solutions	$137,067	$—	$137,067	$126,866	$—	$126,866	$—	$137,067	$—	$137,067	8%		8%	8%		8%
European Pharmaceutical Solutions	20,239	—	20,239	20,485	—	20,485	916	21,155	916	21,155	(1)		(1)	3		3
Medical-Surgical Solutions	6,100	—	6,100	5,663	—	5,663	—	6,100	—	6,100	8		8	8		8
Other (a)	9,110	—	9,110	8,876	—	8,876	121	9,231	121	9,231	3		3	4		4
Revenues	$172,516	$—	$172,516	$161,890	$—	$161,890	$1,037	$173,553	$1,037	$173,553	7%		7%	7%		7%

OPERATING PROFIT (5)
U.S. Pharmaceutical and Specialty Solutions	$1,905	$(6)	$1,899	$1,824	$(56)	$1,768	$—	$1,905	$—	$1,899	4%		7%	4%		7%
European Pharmaceutical Solutions (3) (4)	(297)	453	156	(524)	720	196	(3)	(300)	6	162	(43)		(20)	(43)		(17)
Medical-Surgical Solutions	378	131	509	334	99	433	—	378	—	509	13		18	13		18
Other (a) (1) (7) (8) (9) (10)	(1,109)	1,820	711	283	454	737	3	(1,106)	4	715	(492)		(4)	(491)		(3)
Operating Profit	877	2,398	3,275	1,917	1,217	3,134	—	877	10	3,285	(54)		4	(54)		5
Corporate (2) (6)	(750)	289	(461)	(480)	104	(376)	(1)	(751)	(1)	(462)	56		23	56		23
Income from Continuing Operations Before Interest Expense and Income Taxes	$127	$2,687	$2,814	$1,437	$1,321	$2,758	$(1)	$126	$9	$2,823	(91)%		2%	(91)%		2%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical and Specialty Solutions	1.39%		1.39%	1.44%		1.39%		1.39%		1.39%	(5	) bp	—	(5	) bp	—
European Pharmaceutical Solutions	(1.47)		0.77	(2.56)		0.96		(1.42)		0.77	109		(19)	114		(19)
Medical-Surgical Solutions	6.20		8.34	5.90		7.65		6.20		8.34	30		69	30		69

(a)
Other primarily includes the results of our McKesson Canada and McKesson Prescription Technology Solutions businesses. Operating profit for Other includes equity earnings and charges from investment in Change Healthcare Joint Venture.

Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	December 31, 2019	March 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$2,065	$2,981
Receivables, net	18,831	18,246
Inventories, net	17,020	16,709
Assets held for sale	856	—
Prepaid expenses and other	618	529
Total Current Assets	39,390	38,465
Property, Plant and Equipment, Net	2,408	2,548
Operating Lease Right-of-Use Assets	2,013	—
Goodwill	9,456	9,358
Intangible Assets, Net	3,364	3,689
Investment in Change Healthcare Joint Venture	2,143	3,513
Other Noncurrent Assets	2,099	2,099
Total Assets	$60,873	$59,672

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$32,744	$33,853
Short-term borrowings	2,109	—
Current portion of long-term debt	1,007	330
Current portion of operating lease liabilities	365	—
Liabilities held for sale	471	—
Other accrued liabilities	3,359	3,443
Total Current Liabilities	40,055	37,626
Long-Term Debt	6,734	7,265
Long-Term Deferred Tax Liabilities	2,686	2,998
Long-Term Operating Lease Liabilities	1,780	—
Other Noncurrent Liabilities	1,836	2,103

Redeemable Noncontrolling Interests	1,397	1,393

McKesson Corporation Stockholders’ Equity	6,174	8,094
Noncontrolling Interests	211	193
Total Equity	6,385	8,287
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$60,873	$59,672

Schedule 5

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2019	2018
Operating Activities
Net income	$42	$999
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	691	714
Goodwill and other asset impairment charges	113	671
Deferred taxes	(387)	170
Credits associated with last-in, first-out inventory method	(114)	(64)
Equity earnings and charges from investment in Change Healthcare Joint Venture	1,478	162
Non-cash operating lease expense	276	—
Other non-cash items	542	(95)
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,044)	(1,543)
Inventories	(689)	(756)
Drafts and accounts payable	(929)	175
Taxes	11	(131)
Operating lease liabilities	(287)	—
Other	17	(161)
Net cash provided by (used in) operating activities	(280)	141

Investing Activities
Payments for property, plant and equipment	(242)	(309)
Capitalized software expenditures	(96)	(96)
Acquisitions, net of cash, cash equivalents and restricted cash acquired	(97)	(866)
Other	26	120
Net cash used in investing activities	(409)	(1,151)

Financing Activities
Proceeds from short-term borrowings	15,852	30,392
Repayments of short-term borrowings	(13,743)	(29,346)
Proceeds from issuances of long-term debt	—	1,099
Common stock transactions:
Issuances	89	46
Share repurchases, including shares surrendered for tax withholding	(1,951)	(1,388)
Dividends paid	(222)	(216)
Other	(279)	(270)
Net cash provided by (used in) financing activities	(254)	317
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	(130)
Net decrease in cash, cash equivalents and restricted cash	(916)	(823)
Cash, cash equivalents and restricted cash at beginning of period	2,981	2,672
Cash, cash equivalents and restricted cash at end of period	$2,065	$1,849

1 of 2

McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)
Operating expenses for the nine months ended December 31, 2018 include a gain from an escrow settlement of $97 million (pre-tax and after-tax) representing certain indemnity and other claims related to our third quarter 2017 acquisition of Rexall Health, within Other. This gain is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(2)
Operating expenses for the nine months ended December 31, 2019 include a pre-tax charge of $82 million ($61 million after-tax) recorded in connection with an agreement executed in December 2019 to settle all opioids related claims filed by two Ohio counties, within Corporate. This charge is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(3)
Operating expenses for the three and nine months ended December 31, 2019 includes a charge of $282 million (pre-tax and after-tax) to remeasure assets and liabilities held for sale to the lower of carrying value or fair value less costs to sell related to the expected contribution of the majority of our German wholesale business to create a joint venture in which McKesson will have a non-controlling interest within our European Pharmaceutical Solutions segment. This charge is included under "Transaction-Related Expenses and Adjustments" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

(4)
Operating expenses for the nine months ended December 31, 2018 include non-cash goodwill impairment charges of $570 million (pre-tax and after-tax) for our European Pharmaceutical Solutions segment. This charge is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in the Schedule 2B of the accompanying financial statement tables.

(5)
Operating expenses for the three and nine months ended December 31, 2019 include pre-tax restructuring, impairment and related charges of $136 million ($115 million after-tax) and $204 million ($167 million after-tax), primarily for our Europe and Canada businesses as well as Corporate. The three and nine months ended December 31, 2018 include pre-tax restructuring, impairment and related charges of $110 million ($92 million after-tax) and $288 million ($244 million after-tax), primarily for our Canada and Europe businesses as well as Corporate.

(6)
Other income (expense), net for the nine months ended December 31, 2019 includes a pre-tax charge of $122 million ($90 million after-tax) representing settlement charges related to our frozen U.S. defined benefit pension plan, within Corporate. These charges are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables.

(7)
Other income (expense), net for the three and nine months ended December 31, 2018 include a pre-tax gain of $56 million ($41 million after-tax) recognized from the sale of an equity method investment. This gain is included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

(8)
Equity earnings and charges from investment in Change Healthcare Joint Venture for the nine months ended December 31, 2019 includes a pre-tax charge of $1,157 million ($864 million after-tax) representing an other-than-temporary impairment of McKesson’s investment in Change Healthcare Joint Venture. This charge is included under “Other Adjustments, Net” in the reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables within Other.

(9)
Equity earnings and charges from investment in Change Healthcare Joint Venture for the nine months ended December 31, 2019 includes a pre-tax charge of $246 million ($184 million after-tax) representing the difference between our proportionate share of the IPO proceeds and the dilution effect on our investment's carrying value. Upon the completion of the IPO by Change Healthcare Inc. in July 2019, McKesson's equity ownership interest in the joint venture diluted from approximately 70% to 58.5%. This charge is included under "Transaction-Related Expenses and Adjustments" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2B of the accompanying financial statement tables within Other.

2 of 2

FINANCIAL STATEMENT NOTES (continued)

(10)
Equity earnings and charges from investment in Change Healthcare Joint Venture includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $63 million and $75 million for the three months ended December 31, 2019 and December 31, 2018 and $203 million and $229 million for the nine months ended December 31, 2019 and December 31, 2018.

(11)
Income tax benefit (expense) for the three and the nine months ended December 31, 2019 include net discrete tax benefits of $21 million recognized in connection with an agreement executed in December 2019 to settle all opioids related claims filed by two Ohio counties. Income tax benefit (expense) for the three and the nine months ended December 31, 2018 include net discrete tax expenses of $27 million and net discrete tax benefits of $11 million recognized in connection with the 2017 Tax Act. These discrete tax expenses and benefits are included under "Other Adjustments, Net" in the reconciliation of McKesson's GAAP financial results to Adjusted Earnings (Non-GAAP) provided in Schedule 2A and Schedule 2B of the accompanying financial statement tables.

1 of 2

McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•
Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from Adjusted Earnings.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; certain discrete benefits and subsequent true-up adjustments related to the December 2017 enactment of the 2017 Tax Cuts and Jobs Act; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate. Prior to fiscal 2020, this category also included certain gains or losses from divestitures of businesses that did not qualify as discontinued operations.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, the Company's investment in Change Healthcare Joint Venture's financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted earnings per diluted share.

2 of 2

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•
FX-Adjusted (Non-GAAP): McKesson also presents its financial results on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•
Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. For the nine months ended December 31, 2019, free cash flow was $(618) million, calculated as $(280) million net cash used in operating activities less $(242) million in payments for property, plant and equipment and $(96) million in payments for capitalized software expenditures. For the nine months ended December 31, 2018, free cash flow was $(264) million, calculated as $141 million net cash provided by operating activities less $(309) million in payments for property, plant and equipment and $(96) million in payments for capitalized software expenditures. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments or other strategic uses of cash.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.